UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2013

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 29, 2013, Diamond Foods, Inc. (“Company” or “Diamond”) entered into a Stipulation and Agreement of Settlement to resolve previously disclosed stockholder derivative claims, including In re Diamond Foods, Inc., Shareholder Derivative Litigation and Astor BK Realty Trust v. Diamond Foods, Inc. A copy of the Stipulation and Agreement of Settlement (as modified by the June 12, 2013 Amendment No. 1) is attached as Exhibit 99.1 to this report.

On June 14, 2013, the Superior Court for the State of California, San Francisco County (“Court”), issued an order (“Preliminary Order”) granting preliminary approval of the settlement. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for August 7, 2013. As set forth in the Notice of Derivative Settlement, attached as Exhibit 99.2 to this report, any objections to the settlement must be made by stockholders of the Company as of the May 29, 2013 record date, in writing, and delivered to counsel for Diamond by July 24, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Stipulation and Agreement of Settlement

99.2	Notice of Derivative Settlement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: June 19, 2013	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel

3